Exhibit 99.1

Clean Energy Reports 102.7 Million Gallons Delivered and Revenue of $74.4 Million for Third Quarter of 2019
NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2019.
Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “Double-digit volume growth continued during the third quarter of 2019. For the first time in the Company's history we exceeded the century mark in total gallons delivered for a quarter. The move by companies and trucking firms toward clean air heavy-duty trucks, and particularly heavy-duty trucks running on Redeem™, is driving this growth. We believe renewable natural gas has a large role to play in helping America address climate change challenges. Demand for this 100% renewable fuel from our customers and prospects validates the billions of dollars being invested in RNG production facilities and distribution networks."
The Company delivered 102.7 million gallons in the third quarter of 2019, an 11.3% increase from 92.3 million in the third quarter of 2018. For the nine months ended September 30, 2019, the Company delivered 297.5 million gallons, an 11.5% increase from 266.8 million in the nine months ended September 30, 2018. These increases were principally due to growth in CNG volumes and increased sales of Redeem.
The Company’s revenue for the third quarter of 2019 was $74.4 million, including an unrealized gain of $1.1 million on commodity swap and customer fueling contracts that support the Company’s Zero Now truck financing program, compared to $77.3 million of revenue in the same period last year. Excluding the unrealized gain on commodity swaps of $1.1 million in 2019, revenue decreased 5.2% for the third quarter of 2019 compared to the prior year period principally due to lower station construction revenue. Station construction revenue was $6.4 million for the third quarter of 2019 compared to $9.4 million in the comparable 2018 period. Revenue associated with higher volumes was largely offset by lower effective fuel prices due to lower natural gas prices and fuel price mix based on the variation of fuel types and geographies where we deliver fuel gallons.
The Company’s revenue for the nine months ended September 30, 2019 was $224.5 million, including an unrealized loss of $3.3 million on commodity swap and customer fueling contracts that support the Company’s Zero Now truck financing program, compared to $250.2 million of revenue in the same period last year, which included $26.9 million from U.S. federal excise tax credits for alternative fuels ("AFTC"). The AFTC applied to vehicle fuel sales made from January 1, 2017 through December 31, 2017 and expired effective January 1, 2018. Excluding the unrealized loss on commodity swap and customer fueling contracts of $3.3 million in the 2019 period and the AFTC of $26.9 million in the 2018 period, revenue increased 2.0% for the first nine months of 2019 compared to the prior year period, principally due to higher volumes despite the effect of lower effective fuel prices caused by lower natural gas prices from the same period a year ago and fuel price mix based on the variation of fuel types and geographies where we deliver fuel gallons. Station construction revenue was $15.5 million for the nine months ended September 30, 2019 compared to $20.9 million in the 2018 period. Additionally, the 2018 period included $4.6 million in revenue from the sale of used natural gas trucks, which did not recur in the comparable 2019 period.
On a GAAP (as defined below) basis, net loss attributable to Clean Energy for the third quarter of 2019 was $(4.3) million or $(0.02) per share, compared to $(10.9) million, or $(0.05) per share, for the third quarter of 2018.
On a GAAP basis, net loss attributable to Clean Energy for the nine months ended September 30, 2019 was $(20.7) million or $(0.10) per share, compared to $(10.7) million, or $(0.06) per share, for the nine months ended September 30, 2018. The nine months ended September 30, 2019 was affected by an unrealized loss of $3.3 million on commodity swap and customer fueling contracts, while comparable 2018 period was positively affected by AFTC revenue of $26.9 million.
Non-GAAP loss per share and Adjusted EBITDA (each as defined below) for the third quarter of 2019 was $(0.02) and $8.5 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2018 was $(0.05) and $7.3 million, respectively.
Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2019 was $(0.06) and $28.6 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2018 was $(0.02) and $47.0 million, respectively, which included the AFTC revenue.

Non-GAAP loss per share and Adjusted EBITDA are described below and reconciled to GAAP net loss per share attributable to Clean Energy and GAAP net loss attributable to Clean Energy, respectively.

Non-GAAP Financial Measures
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP loss per share (“non-GAAP loss per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP loss per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP loss per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP loss, GAAP loss per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP loss per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.
Non-GAAP Loss Per Share
Non-GAAP loss per share, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, the Company believes excluding the non-cash results from equity method investments is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP loss per share and also reconciles GAAP net loss attributable to Clean Energy Fuels Corp. to an adjusted net loss figure used in the calculation of non-GAAP loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per-share amounts)	2018	2019	2018	2019
Net Loss Attributable to Clean Energy Fuels Corp.	$(10,899)	$(4,334)	$(10,652)	$(20,663)
Stock-Based Compensation	1,206	892	4,312	3,056
Loss (Income) from Equity Method Investments	542	(377)	2,739	123
Loss (Gain) from Change in Fair Value of Derivative Instruments	(9)	(1,139)	(101)	4,854
Adjusted (Non-GAAP) Net Loss	$(9,160)	$(4,958)	$(3,702)	$(12,630)
Diluted Weighted-Average Common Shares Outstanding	203,469,222	204,712,888	172,946,896	204,522,984
GAAP Loss Per Share	$(0.05)	$(0.02)	$(0.06)	$(0.10)
Non-GAAP Loss Per Share	$(0.05)	$(0.02)	$(0.02)	$(0.06)
Adjusted EBITDA
Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP loss per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.
The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2019	2018	2019
Net Loss Attributable to Clean Energy Fuels Corp.	$(10,899)	$(4,334)	$(10,652)	$(20,663)
Income Tax Expense	89	68	266	194
Interest Expense	4,096	1,704	13,126	5,437
Interest Income	(1,129)	(560)	(2,193)	(1,707)
Depreciation and Amortization	13,363	12,247	39,496	37,331
Stock-Based Compensation	1,206	892	4,312	3,056
Loss (Income) from Equity Method Investments	542	(377)	2,739	123
Loss (Gain) from Change in Fair Value of Derivative Instruments	(9)	(1,139)	(101)	4,854
Adjusted EBITDA	$7,259	$8,501	$46,993	$28,625
Definition of “Gallons Delivered”
The Company defines “gallons delivered” as its gallons of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and nine months ended September 30, 2018 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
Gallons Delivered (in millions)	2018	2019	2018	2019
CNG	75.4	86.1	220.0	248.5
LNG	16.9	16.6	46.8	49.0
Total	92.3	102.7	266.8	297.5
Sources of Revenue
The following table shows the Company's sources of revenue for the three and nine months ended September 30, 2018 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue (in millions)	2018	2019	2018	2019
Volume -Related (1)	$67.8	$67.9	$197.8	$208.7
Station Construction Sales	9.4	6.4	20.9	15.5
AFTC	—	—	26.9	—
Other (2)	0.1	0.1	4.6	0.3
Total Revenue	$77.3	$74.4	$250.2	$224.5
(1) For the three and nine months ended September 30, 2019, volume -related revenue includes an unrealized gain (loss) from the change in fair value of commodity swap and customer fueling contracts of $1.1 million and $(3.3) million, respectively.
(2) For the nine months ended September 30, 2018, other revenue was comprised of sales of used natural gas heavy-duty trucks the Company purchased in 2017 and 2018.
Today’s Conference Call
The Company will host an investor conference call today at 8:30 a.m. Eastern time (5:30 a.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Thursday, December 12, 2019, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13695648. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.
About Clean Energy Fuels
Clean Energy Fuels Corp. is the leading provider of natural gas fuel and renewable natural gas (RNG) for transportation in the United States and Canada, with a network of approximately 540 stations across North America that we own or operate. Clean Energy builds and operates compressed natural gas (CNG) and liquefied natural gas (LNG) stations and delivers more CNG, LNG and RNG vehicle fuel than any other company in the United States. Clean Energy sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by at least 70%. Clean Energy owns natural gas liquification facilities in California and Texas which produce LNG for the transportation and other markets. For more information, visit www.CleanEnergyFuels.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the Company’s continued volume growth and the reasons for this growth: the importance of renewables and renewable energy to the Company's customers and prospective customers, and the significance of renewables and renewable energy in achieving global environmental initiatives and executing the Company's strategies: the Company's expectations regarding the state of the natural gas vehicle fuels market, including the level of adoption of natural gas vehicle fuels generally, and specifically in the trucking sector and with respect to renewable natural gas: and the effect, if any, of the foregoing on the Company’s performance, financial condition and ability to execute its strategic initiatives.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to execute its Zero Now truck financing program, a key strategic initiative related to the market for natural gas heavy-duty trucks, and the effect of this initiative on the Company’s business, prospects, performance and liquidity; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; future availability of capital, which may include equity or debt financing, in the amounts and at the times needed to fund any growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital-raising transaction; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage and grow its RNG business, including its ability to continue to receive revenue from sales of tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel and the effect of any increase in competition for RNG supply; the Company’s ability to manage and grow its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG fueling station network; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; and general political, regulatory, economic and market conditions.
The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q filed on November 12, 2019, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:
investors@cleanenergyfuels.com
News Media Contact:
Raleigh Gerber
Manager of Corporate Communications
949.437.1397

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data; Unaudited)

	December 31, 2018	September 30, 2019
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$30,624	$32,855
Short-term investments	65,646	66,755
Accounts receivable, net of allowance for doubtful accounts of $1,919 and $2,247 as of December 31, 2018 and September 30, 2019, respectively	68,865	65,349
Other receivables	15,544	9,110
Derivative assets, related party	1,508	931
Inventory	34,975	31,040
Prepaid expenses and other current assets	8,444	9,538
Total current assets	225,606	215,578
Operating lease right-of-use assets	—	24,043
Land, property and equipment, net	350,568	322,870
Long-term portion of restricted cash	4,000	4,848
Notes receivable and other long-term assets, net	17,470	21,106
Long-term portion of derivative assets, related party	8,824	5,742
Investments in other entities	26,079	25,870
Goodwill	64,328	64,328
Intangible assets, net	2,207	1,461
Total assets	$699,082	$685,846
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$4,712	$55,397
Current portion of finance lease obligations	693	642
Current portion of operating lease obligations	—	3,176
Accounts payable	19,024	13,972
Accrued liabilities	48,469	41,399
Deferred revenue	7,361	6,855
Total current liabilities	80,259	121,441
Long-term portion of debt	75,003	24,044
Long-term portion of finance lease obligations	3,776	3,140
Long-term portion of operating lease obligations	—	21,901
Other long-term liabilities	15,035	12,853
Total liabilities	174,073	183,379
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. Authorized 304,000,000 shares; issued and outstanding 203,599,892 shares and 204,719,995 shares as of December 31, 2018 and September 30, 2019, respectively	20	20
Additional paid-in capital	1,198,769	1,202,339
Accumulated deficit	(688,653)	(709,316)
Accumulated other comprehensive loss	(2,138)	(2,058)
Total Clean Energy Fuels Corp. stockholders’ equity	507,998	490,985
Noncontrolling interest in subsidiary	17,011	11,482
Total stockholders’ equity	525,009	502,467
Total liabilities and stockholders’ equity	$699,082	$685,846

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Revenue:
Product revenue	$67,441	$62,808	$220,812	$190,947
Service revenue	9,879	11,626	29,378	33,503
Total revenue	77,320	74,434	250,190	224,450
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	48,063	43,145	139,658	137,696
Service cost of sales	4,743	6,787	13,595	18,674
Change in fair value of derivative warrants	(9)	(10)	(101)	1,587
Selling, general and administrative	18,405	17,640	57,202	54,007
Depreciation and amortization	13,363	12,247	39,496	37,331
Total operating expenses	84,565	79,809	249,850	249,295
Operating income (loss)	(7,245)	(5,375)	340	(24,845)
Interest expense	(4,096)	(1,704)	(13,126)	(5,437)
Interest income	1,129	560	2,193	1,707
Other income (expense), net	(193)	165	(126)	2,928
(Loss) income from equity method investments	(542)	377	(2,739)	(123)
Loss from formation of equity method investment	(1,163)	—	(1,163)	—
Loss before income taxes	(12,110)	(5,977)	(14,621)	(25,770)
Income tax expense	(89)	(68)	(266)	(194)
Net loss	(12,199)	(6,045)	(14,887)	(25,964)
Loss attributable to noncontrolling interest	1,300	1,711	4,235	5,301
Net loss attributable to Clean Energy Fuels Corp.	$(10,899)	$(4,334)	$(10,652)	$(20,663)
Loss per share:
Basic and diluted	$(0.05)	$(0.02)	$(0.06)	$(0.10)
Weighted-average common shares outstanding:
Basic and diluted	203,469,222	204,712,888	172,946,896	204,522,984